UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2019

CSS Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-2661	13-1920657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Plymouth Road, Suite 300, Plymouth Meeting, PA	19462
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(610) 729-3959

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.
On March 7, 2019, CSS Industries, Inc. (the “Company”) and certain of its subsidiaries (together with the Company, the “Borrowers”) entered into an asset-based senior secured revolving credit facility (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”), and Bank of America, N.A. and KeyBank National Association, as lenders. The Credit Agreement provides for a $125 million revolving credit facility (the “Revolving Credit Facility”), with sublimits of $10 million for letters of credit and $12.5 million for swingline loans. Availability under the Revolving Credit Facility is equal to the lesser of $125 million or a “Borrowing Base” (as defined in the Credit Agreement), in each case, minus (i) revolving loans outstanding and (ii) $15,000,000 until the Agent’s receipt of a compliance certificate demonstrating compliance with the financial covenants contained in the Credit Agreement (as described below). The Borrowing Base consists of specified advance rates applied to certain of the Borrowers’ assets, including accounts receivable, inventory, equipment and real estate, as further set forth in the Credit Agreement. The Borrowers may also request an increase of up to $25 million to the Revolving Credit Facility on the terms set forth in the Credit Agreement. The Revolving Credit Facility has a maturity date of March 7, 2024, unless earlier terminated. The Borrowers are subject to a commitment fee equal to 0.25% per annum on the average daily unused portion of the revolving commitments, payable monthly to the Agent for the ratable benefit of the lenders.
The Company used proceeds of the Revolving Credit Facility to repay in full its prior credit facility with Wells Fargo Bank, National Association and intends to use the remainder of the proceeds to fund its working capital needs and other general corporate purposes. At closing, the Company borrowed an aggregate principal amount of approximately $36.5 million.
At the Company’s election, loans made under the Revolving Credit Facility will bear interest at either (i) a base rate (“Base Rate”) plus an applicable rate or (ii) an “Adjusted LIBO Rate” (as defined in the Credit Agreement) plus an applicable rate, subject to adjustment if an event of default under the Credit Agreement has occurred and is continuing. The Base Rate means the highest of (a) the Agent’s “prime rate,” (b) the federal funds effective rate plus 0.50% and (c) the Adjusted LIBO Rate for an interest period of one month plus 1%. Initially, Adjusted LIBO Rate loans made under the Credit Facilities will bear interest at the Adjusted LIBO Rate plus an applicable rate of 2.50% and the Base Rate loans made under the Credit Facilities will bear interest at the Base Rate plus an applicable rate of 1.50%. After March 31, 2020, the applicable rate will be adjusted based on the Company’s Fixed Charge Coverage Ratio (as defined in the Credit Agreement) as further set forth in the Credit Agreement.
Each Borrower has unconditionally guaranteed all of the indebtedness, obligations and liabilities of each other Borrower arising under or in connection with the Credit Agreement. The Revolving Credit Facility is secured by a first priority perfected security interest in substantially all of the assets of the Borrowers, including certain real estate, subject to certain exceptions and exclusions as set forth in the Credit Agreement and other loan documents.
The Credit Agreement contains certain affirmative and negative covenants that are binding on the Borrowers, including, but not limited to, restrictions (subject to specified exceptions and qualifications) on the ability of the Borrowers to incur indebtedness, to create liens, to merge or consolidate, to make dispositions, to make restricted payments such as dividends, distributions or equity repurchases, to make investments or undertake acquisitions, to prepay other indebtedness, to enter into certain transactions with affiliates, to enter into sale and leaseback transactions, or to enter into any restrictive agreements.
In addition, the Credit Agreement requires the Borrowers to abide by certain financial covenants calculated for the Company and its subsidiaries. Specifically, the Credit Agreement requires the Company to not permit the Fixed Charge Coverage Ratio (as defined in the Credit Agreement), as of the end of any fiscal quarter (commencing with the fiscal quarter ending June 30, 2019), to be less than 1.00 to 1.00. The Credit Agreement also requires the Borrowers to maintain the following minimum EBITDA (as defined in the Credit Agreement):

•	At the end of the fiscal quarter ending June 30, 2019, EBITDA for the 3-month period then ended of not less than $4,310,000;

•	At the end of the fiscal quarter ending September 30, 2019, EBITDA for the 6-month period then ended of not less than $10,193,000; and

•	At the end of the fiscal quarter ending December 31, 2019, EBITDA for the 9-month period then ended of not less than $20,012,000.
The Credit Agreement contains customary events of default (which are in some cases subject to certain exceptions, thresholds, notice requirements and grace periods), including, but not limited to, non-payment of principal or interest or other amounts, misrepresentations, failure to perform or observe covenants, cross-defaults with certain other material indebtedness, certain change in control events, voluntary or involuntary bankruptcy proceedings, certain judgments or decrees, failure of the Credit Agreements or other loan documents to be in full force and effect, certain ERISA events and judgments. The Credit Agreement also contains certain prepayment provisions, representations, warranties and conditions, in each case as set forth in the Credit Agreement.
The foregoing descriptions of the Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the Credit Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K.
Some of the lenders under the Credit Agreement and their affiliates have various relationships with the Company involving the provision of financial services, including cash management and other services.
Item 2.03 Creation of a Direct Financial Obligation of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K pertaining to the Credit Agreement is incorporated by reference into this Item 2.03.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 8, 2019, Steven W. Eck, Vice President–Finance and principal accounting officer of the Company, announced his resignation effective March 22, 2019.
Item 7.01 Regulation FD Disclosure.
On March 7, 2019, the Company issued a press release regarding the Revolving Credit Facility. The press release is being furnished with this Current Report on Form 8-K as Exhibit 99.2 and is hereby incorporated herein by reference.
The information provided in this Item 7.01 (including Exhibit 99.2) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing made by the Company pursuant to the Securities Act of 1933, as amended, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.
Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1
Credit Agreement, dated as of March 7, 2019, by and among CSS Industries, Inc., as the Company, the Subsidiaries of the Company from time to time party thereto as Subsidiary Borrowers, the other Loan Parties party thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

99.2	Press Release of CSS Industries, Inc. dated as of March 7, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSS Industries, Inc.
(Registrant)

Date:	March 13, 2019	By:	/s/ Keith W. Pfeil
Keith W. Pfeil
Executive Vice President–Finance and Chief Financial Officer

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